Exhibit 99.01
Cadence Reports Third Quarter 2023 Financial Results
SAN JOSE, Calif. — October 23, 2023 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the third quarter of 2023.

Cadence reported third quarter 2023 revenue of $1.023 billion, compared to revenue of $903 million for the same period in 2022. On a GAAP basis, Cadence achieved operating margin of 29 percent and recognized net income of $254 million, or $0.93 per share on a diluted basis, in the third quarter of 2023, compared to operating margin of 29 percent and net income of $186 million, or $0.68 per share on a diluted basis, for the same period in 2022.

Using the non-GAAP measures defined below, operating margin for the third quarter of 2023 was 41 percent and net income was $343 million, or $1.26 per share on a diluted basis, compared to operating margin of 39 percent and net income of $290 million, or $1.06 per share on a diluted basis, for the same period in 2022.

“I’m pleased with our strong Q3 performance and our relentless focus on driving innovation and delighting our customers,” said Anirudh Devgan, president and chief executive officer. “Generational trends including AI, HPC, and autonomous driving continue to fuel robust design activities, and 3D-IC designs are accelerating. We are excited about the momentum of our JedAI platform based Generative AI applications that are delivering breakthrough results for our customers.”

“Cadence delivered yet another strong quarter of top and bottom-line results in Q3, driven by growth across our businesses,” said John Wall, senior vice president and chief financial officer. “Our team’s strong execution and operational efficiency allowed us to raise our outlook for the year.”

CFO Commentary
Commentary on the third quarter 2023 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the fourth quarter of 2023, the company expects total revenue in the range of $1.039 billion to $1.079 billion. Fourth quarter GAAP operating margin is expected to be approximately 31 percent and GAAP net income per diluted share is expected to be in the range of $0.85 to $0.91. Using the non-GAAP measures defined below, operating margin is expected to be approximately 42 percent and net income per diluted share is expected to be in the range of $1.30 to $1.36.
For fiscal year 2023, the company expects total revenue in the range of $4.06 billion to $4.10 billion. On a GAAP basis, operating margin for 2023 is expected to be in the range of 30.5 percent to 31.0 percent and GAAP net income per diluted share for 2023 is expected to be in the range of $3.48 to $3.54. Using the non-GAAP measures defined below, operating margin for 2023 is expected to be in the range of 41.5 percent to 42.0 percent and net income per diluted share for 2023 is expected to be in the range of $5.07 to $5.13.
The company utilizes a long-term projected non-GAAP tax rate, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix, or other changes to the company’s strategy or business operations. The company expects to use this normalized non-GAAP tax rate through fiscal 2025 but will re-evaluate this rate periodically for significant items that may materially affect its projections.
A schedule showing reconciliations of the business outlook from GAAP operating margin, GAAP net income and GAAP diluted net income per share to non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per share, respectively, is included in this press release.

Audio Webcast Scheduled
Anirudh Devgan, president and chief executive officer, and John Wall, senior vice president and chief financial officer, will host the third quarter 2023 financial results audio webcast today, October 23, 2023, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting October 23, 2023 at 5 p.m. (Pacific) and ending December 15, 2023 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a pivotal leader in electronic systems design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary products from chips to boards to complete systems for the most dynamic market applications, including hyperscale computing, 5G communications, automotive, mobile, aerospace, consumer, industrial and healthcare. For nine years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at www.cadence.com.

© 2023 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements, including Cadence's outlook on future operating results, strategic objectives, business prospects, technology and product developments, industry trends and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will,” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and deliveries and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence's products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic, geopolitical and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions; (vi) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates, currency exchange rate fluctuations, inflation rates and Cadence’s ability to access capital and debt markets; (vii) the acquisition of other companies, businesses or technologies or the failure to successfully integrate and operate them; (viii) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; and (ix) the effects of any litigation, regulatory, tax or other proceedings to which Cadence is or may become a party or to which Cadence or its products, services or properties are subject. In addition, the timing and amount of Cadence’s repurchases of its common stock are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, including its most recent report on Form 10-K, subsequent reports on Form 10-Q and future filings.
All forward-looking statements in this press release are based on management's expectations as of the date of this press release and, except as required by law, Cadence disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures contained within this press release with their most directly comparable GAAP results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	September 30, 2023	October 1, 2022
	(unaudited)
GAAP operating margin as a percent of total revenue	29%	29%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	9%	8%
Amortization of acquired intangibles	1%	1%
Acquisition and integration-related costs	1%	1%
Restructuring	1%	0%
Non-qualified deferred compensation credits	0%	0%
Non-GAAP operating margin as a percent of total revenue	41%	39%

Net Income Reconciliation	Three Months Ended
	September 30, 2023	October 1, 2022
(in thousands)	(unaudited)
Net income on a GAAP basis	$254,321	$186,305
Stock-based compensation expense	88,032	73,451
Amortization of acquired intangibles	15,603	12,813
Acquisition and integration-related costs	14,213	11,418
Restructuring	11,582	14
Non-qualified deferred compensation credits	(1,749)	(2,885)
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(11,755)	4,539
Income tax effect of non-GAAP adjustments	(27,147)	4,433
Net income on a non-GAAP basis	$343,100	$290,088

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	September 30, 2023	October 1, 2022
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.93	$0.68
Stock-based compensation expense	0.32	0.27
Amortization of acquired intangibles	0.06	0.05
Acquisition and integration-related costs	0.05	0.04
Restructuring	0.04	—
Non-qualified deferred compensation credits	—	(0.01)
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.04)	0.02
Income tax effect of non-GAAP adjustments	(0.10)	0.01
Diluted net income per share on a non-GAAP basis	$1.26	$1.06
Shares used in calculation of diluted net income per share	272,427	274,957

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.
For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
September 30, 2023 and December 31, 2022
(In thousands)
(Unaudited)

	September 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$961,982	$882,325
Receivables, net	426,505	486,710
Inventories	163,693	128,005
Prepaid expenses and other	272,283	209,727
Total current assets	1,824,463	1,706,767
Property, plant and equipment, net	379,776	371,451
Goodwill	1,500,442	1,374,268
Acquired intangibles, net	347,617	354,617
Deferred taxes	874,805	853,691
Other assets	504,272	476,277
Total assets	$5,431,375	$5,137,071
Current liabilities:
Revolving credit facility	$—	$100,000
Accounts payable and accrued liabilities	598,261	557,158
Current portion of deferred revenue	665,906	690,538
Total current liabilities	1,264,167	1,347,696
Long-term liabilities:
Long-term portion of deferred revenue	100,609	91,524
Long-term debt	648,801	648,078
Other long-term liabilities	303,904	304,660
Total long-term liabilities	1,053,314	1,044,262
Stockholders’ equity	3,113,894	2,745,113
Total liabilities and stockholders’ equity	$5,431,375	$5,137,071

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Nine Months Ended September 30, 2023 and October 1, 2022
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Revenue:
Product and maintenance	$965,840	$845,788	$2,852,372	$2,494,317
Services	57,254	56,766	168,991	167,524
Total revenue	1,023,094	902,554	3,021,363	2,661,841
Costs and expenses:
Cost of product and maintenance	85,813	62,351	260,269	203,863
Cost of services	23,768	25,249	70,642	74,245
Marketing and sales	176,215	152,925	509,951	432,407
Research and development	369,642	323,629	1,074,353	901,121
General and administrative	58,556	73,688	166,688	174,051
Amortization of acquired intangibles	4,612	3,946	13,181	13,543
Restructuring	11,582	14	11,582	42
Total costs and expenses	730,188	641,802	2,106,666	1,799,272
Income from operations	292,906	260,752	914,697	862,569
Interest expense	(9,059)	(5,463)	(27,196)	(13,852)
Other income (expense), net	16,106	(3,017)	32,363	(13,879)
Income before provision for income taxes	299,953	252,272	919,864	834,838
Provision for income taxes	45,632	65,967	202,619	226,278
Net income	$254,321	$186,305	$717,245	$608,560
Net income per share - basic	$0.94	$0.69	$2.66	$2.24
Net income per share - diluted	$0.93	$0.68	$2.63	$2.21
Weighted average common shares outstanding - basic	269,229	271,131	269,480	271,694
Weighted average common shares outstanding - diluted	272,427	274,957	272,859	275,683

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2023 and October 1, 2022
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2023	October 1, 2022
Cash and cash equivalents at beginning of period	$882,325	$1,088,940
Cash flows from operating activities:
Net income	717,245	608,560
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	106,783	98,178
Amortization of debt discount and fees	942	810
Stock-based compensation	238,928	197,190
(Gain) loss on investments, net	(12,732)	4,777
Deferred income taxes	(23,506)	(49,834)
Provisions for losses on receivables	1,692	471
ROU asset amortization and change in operating lease liabilities	(2,684)	(883)
Other non-cash items	1,962	158
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	50,024	(57,309)
Inventories	(47,293)	(8,020)
Prepaid expenses and other	33,307	30,596
Other assets	(26,580)	17,644
Accounts payable and accrued liabilities	43,111	24,514
Deferred revenue	(14,628)	113,712
Other long-term liabilities	10,514	(2,305)
Net cash provided by operating activities	1,077,085	978,259
Cash flows from investing activities:
Purchases of investments	(145,150)	(1,000)
Proceeds from the sale and maturity of investments	64,174	—
Purchases of property, plant and equipment	(68,634)	(86,295)
Purchases of intangible assets	—	(1,000)
Cash paid in business combinations, net of cash acquired	(163,963)	(586,163)
Net cash used for investing activities	(313,573)	(674,458)
Cash flows from financing activities:
Proceeds from term loan	—	300,000
Proceeds from revolving credit facility	50,000	450,000
Payments on revolving credit facility	(150,000)	(300,000)
Payment of debt issuance costs	—	(425)
Proceeds from issuance of common stock	131,341	103,682
Stock received for payment of employee taxes on vesting of restricted stock	(122,182)	(103,093)
Payments for repurchases of common stock	(575,127)	(750,062)
Net cash used for financing activities	(665,968)	(299,898)
Effect of exchange rate changes on cash and cash equivalents	(17,887)	(66,792)
Increase (decrease) in cash and cash equivalents	79,657	(62,889)
Cash and cash equivalents at end of period	$961,982	$1,026,051

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2022					2023
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Americas	47%	45%	45%	46%	46%	44%	41%	43%
China	16%	13%	17%	13%	15%	17%	18%	17%
Other Asia	18%	18%	17%	18%	18%	18%	18%	19%
Europe, Middle East and Africa	14%	18%	16%	17%	16%	15%	17%	15%
Japan	5%	6%	5%	6%	5%	6%	6%	6%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2022					2023
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Custom IC Design and Simulation	22%	23%	22%	22%	22%	20%	22%	22%
Digital IC Design and Signoff	27%	27%	29%	28%	28%	25%	27%	28%
Functional Verification, including Emulation and Prototyping Hardware	28%	24%	25%	25%	26%	32%	27%	26%
IP	13%	14%	12%	12%	12%	11%	11%	11%
System Design and Analysis	10%	12%	12%	13%	12%	12%	13%	13%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of October 23, 2023
(Unaudited)

	Three Months Ending December 31, 2023	Year Ending December 31, 2023
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	~31%	30.5% - 31.0%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	8%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	1%	1%
Restructuring	0%	0%
Non-qualified deferred compensation expenses	0%	0%
Non-GAAP operating margin as a percent of total revenue†	~42%	41.5% - 42.0%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of October 23, 2023
(Unaudited)

	Three Months Ending December 31, 2023	Year Ending December 31, 2023
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.85 to $0.91	$3.48 to $3.54
Stock-based compensation expense	0.32	1.20
Amortization of acquired intangibles	0.06	0.22
Acquisition and integration-related costs	0.04	0.20
Restructuring	—	0.04
Non-qualified deferred compensation expenses	—	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.06)
Income tax effect of non-GAAP adjustments	0.03	(0.03)
Diluted net income per share on a non-GAAP basis†	$1.30 to $1.36	$5.07 to $5.13

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of October 23, 2023
(Unaudited)

	Three Months Ending December 31, 2023	Year Ending December 31, 2023
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$232 to $248	$949 to $965
Stock-based compensation expense	88	327
Amortization of acquired intangibles	16	61
Acquisition and integration-related costs	10	54
Restructuring	—	12
Non-qualified deferred compensation expenses	—	5
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(18)
Income tax effect of non-GAAP adjustments	9	(7)
Net income on a non-GAAP basis†	$355 to $371	$1,383 to $1,399

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.